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                                                                   EXHIBIT 23.02

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-4 (File No. 333-48696) of Broadbase Software, Inc. of our report dated March 12, 1999 with respect to the financial statements of Balisoft Technologies Inc. at of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from the date of incorporation, June 5, 1997, to December 31, 1997 which appears in this Form 8-K/A.

Toronto, Canada
February 7, 2001
                                            /s/ Ernst & Young LLP
                                            Chartered Accountants